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                                   Exhibit 2H
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JOHN A. SCHREIBER  (Senior Vice President, Chief Lending Officer, of First
Banks, Inc.)

Residence or Business Address:                 11747 Parkshire
-----------------------------                  St. Louis, Missouri 63126

Principal Occupation or Employment:            Financial services
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     Name of Employer:                         First Banks, Inc.
     ----------------

     Principal Business:                       Bank holding company
     ------------------

     Address:                                  135 North Meramec,
     -------                                   Clayton, Missouri 63105

Criminal Proceedings During Last 5 Years:      None
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Civil Proceedings During Last 5 Years:         None
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Citizenship:                                   U.S.A.
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